UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

POWER-SAVE ENERGY COMPANY
(Name of small business in its charter)

Utah	0-30215	87-9369569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3940-7 Broad Street, San Luis Obispo, CA	93401
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:  (866) 297-7192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                   Appointment of Adam M. Elmquist to the Board of Directors

                   On September 13, the Board of Directors appointed Adam M. Elmquist as member of the Board of Directors.

                   Adam Matthew Elmquist was born and raised in Central California in 1984. He attended California Polytechnic State University in 2007 where he received his Bachelor of Science Degree in Psychology. He pursued a career in forestry working for the U.S. Forest Service where he worked on a fuels management crew in charge of protecting and managing the Sequoia National Forest.

                   In 2005, he went on to work in the restaurant industry where he managed daily operations and personnel for Longboards Grill in Pismo Beach, California. For almost two years he aided in the growth and expansion of the very successful business.

                   In 2007, he left the restaurant industry to work for Family Care Network, a non-profit organization that provides support for children and families with high needs, located in San Luis Obispo, California. He proved to be a valued employee as he fulfilled the difficult role of an In-Home Councilor as well as providing support for the organization by revising multiple Training Manuals. In August of 2007, Adam left Family Care Network and has begun his search for a new venture.

                   Mr. Elmquist does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Elmquist and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Elmquist (or any member of her immediate family) had or is to have a direct or indirect material interest.

                   Mr. Elmquist has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Elmquist has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Elmquist has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Departure of Luke C. Zouvas from the Board of Directors

                   On September 13, 2007, director Luke C. Zouvas resigned as a member of the Board of Directors of the Company after serving as an interim Director until a suitable replacement was identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-SAVE ENERGY COMPANY

By: /s/ Michael Forster
President

Date: September 13, 2007